As filed with the Securities and Exchange Commission on April 2, 1999

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                               GETTY IMAGES, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                        98-0177556
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)

                          2101 Fourth Avenue, Suite 500
                            Seattle, Washington 98121
                                 (206) 695-3400
   (Address and telephone number of Registrant's principal executive offices)

          The Allsport Photographic plc Unapproved Share Option Scheme
                            (Full title of the plan)
                            -------------------------

                             Heather B. Redman, Esq.
                               GETTY IMAGES, INC.
                          2101 Fourth Avenue, Suite 500
                            Seattle, Washington 98121
                                 (206) 695-3400
            (Name, address and telephone number of agent for service)
                            -------------------------
                                    Copy to:
                              William Hinman, Esq.
                               Shearman & Sterling
                        555 California Street, Suite 2000
                         San Francisco, California 94104


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
        Title of                 Amount               Proposed Maximum          Proposed Maximum       Amount of
    Securities to be             to be               Offering Price Per             Aggregate         Registration
       Registered              Registered                 Security               Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        446,117                 $ 22.6875(1)            $10,121,279.44(1)      $2,813.72
     $0.01 per share
====================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.  Such estimate is calculated pursuant to
         Rules 457(c) and 457(h) under the Securities Act of 1933 based on the average bid and asked price of $22.6875 on the NASDAQ National Market on March 30, 1999, which high and low prices were $ 23.375 and $ 22.00, respectively.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

































--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

                  (a) Annual Report of Getty Images, Inc. (the "Registrant") on Form 10-K for the year ended December 31, 1998.

                  (b) Current Report of the Registrant on Form 8-K dated January 13, 1999.

                  (c) The Registrant's Registration Statement on Form S-4, File No. 333-38777, filed with the Commission on January 7, 1998, which contains a description of the Registrant's shares of Common Stock, par value $0.01 per share (the "Shares"), registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under the heading "Description of Getty Images Capital Stock."

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

                  The Delaware General Corporation Law (the "DGCL") provides that a corporation may, and in certain circumstances must, indemnify its directors, officers, employees and agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In any such suit or action brought by or on behalf of the corporation, such indemnification is limited to expenses incurred in defense or settlement of the suit or action. The DGCL also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as, in the case of officers and directors, they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the Bylaws of the Company (the "Bylaws") contain provisions for indemnification of directors and officers and for the advancements of expenses to any director or officer to the fullest extent of the law.

                  The DGCL permits corporations to purchase and maintain insurance for directors and officers against liability for expenses, judgments or settlements, whether or not the corporation would have the power to indemnify such persons therefor. The Bylaws permit the Company to purchase such insurance.

                  The Company has also agreed by contract to indemnify the directors and certain officers of the Company for certain liabilities incurred by such persons by reason of the fact that such person is a director or officer, provided that such person was acting in good faith.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

4.1               Rules of The Allsport Photographic plc Unapproved Share Option
                  Scheme.

4.2               Trust Deed of the Allsport Photographic plc Employee Share
                  Trust.

4.3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-4, File No. 333-38777).

4.3.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from the Current Report of the Registrant on Form 8-K dated November 10, 1998).

4.4 Form of Bylaws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-4, File No. 333-38777).

23.1              Consent of PricewaterhouseCoopers.

24                Powers of Attorney (included on signature page).

Item 9.           Undertakings.

                  (a)  The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for purposes of determining any liability
                  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle on this 1st day of April, 1999.

                                   Getty Images, Inc.


                                   By:      /s/ Heather B. Redman
                                      ---------------------------------
                                         Name:  Heather B. Redman
                                         Title: Senior Vice President,
                                                General Counsel and Secretary

                               POWERS OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Mark H. Getty, Heather B. Redman and Jonathan D. Klein his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on April 1, 1999.

Signature                               Title

/s/ Mark H. Getty                       Executive Chairman and Director
-----------------------------
Mark H. Getty

/s/ Mark Torrance                       Non-Executive Vice Chairman and
-----------------------------           Director
Mark Torrance

/s/  Jonathan D. Klein                  Chief Executive Officer and
-----------------------------           Director (Principal Executive Officer)
Jonathan D. Klein

/s/  Christopher J. Roling              Treasurer (Principal Financial Office
-----------------------------           and Principal Accounting Officer)
Christopher J. Roling

/s/  Andrew Garb                        Director
-----------------------------
Andrew Garb

                                        Director
-----------------------------
Anthony Stone

/s/  James N. Bailey                    Director
-----------------------------
James N. Bailey

/s/  Manny Fernandez                    Director
-----------------------------
Manny Fernandez

/s/ Christopher Sporborg                Director
-----------------------------
Christopher Sporborg

                                  Exhibit Index


Exhibit No.                         Description of Document

4.1               Rules of The Allsport Photographic plc Unapproved Share Option
                  Scheme.

4.2               Trust Deed of the Allsport Photographic plc Employee Share
                  Trust.

4.3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-4, File No. 333- 38777).

4.3.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from the Current Report of the Registrant on Form 8-K dated November 10, 1998).

4.4 Form of Bylaws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form S-4, File No. 333-38777).

23.1              Consent of PricewaterhouseCoopers.

24                Powers of Attorney (included on signature page).